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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-87410 of Gart Sports Company on Form S-3 of our report dated March 1, 2002, included in the Annual Report on Form 10-K of Gart Sports Company and subsidiaries for the 52 weeks ended February 2, 2002, and to the use of our report dated March 1, 2002, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado
May 9, 2002

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INDEPENDENT AUDITORS' CONSENT